UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
BRUSH ENGINEERED MATERIALS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GENERAL INFORMATION
1. ELECTION OF DIRECTORS
CORPORATE GOVERNANCE; COMMITTEES OF THE BOARD OF DIRECTORS
DIRECTOR COMPENSATION
BENEFICIAL OWNERSHIP TABLE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SUMMARY COMPENSATION TABLE
OPTION EXERCISES IN LAST FISCAL YEAR
OPTION GRANTS IN LAST FISCAL YEAR
LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR
EQUITY COMPENSATION PLAN INFORMATION
CUMULATIVE SHAREHOLDER RETURN AND PERFORMANCE PRESENTATION
PENSION AND RETIREMENT BENEFITS
RELATIONSHIP WITH INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS

Brush Engineered Materials Inc.
17876 St. Clair Avenue
Cleveland, Ohio 44110

Notice of Annual Meeting of Shareholders
      The annual meeting of shareholders of Brush Engineered Materials Inc. will be held at The Forum, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114, on May 3, 2005 at 11:00 a.m., local time, for the following purposes:

(1)	To elect three directors, each to serve for a term of three years and until a successor is elected and qualified; and

(2)	To transact any other business that may properly come before the meeting.
      Shareholders of record as of the close of business on March 11, 2005 are entitled to notice of the meeting and to vote at the meeting or any adjournment or postponement of the meeting.

Michael C. Hasychak
Secretary
March 16, 2005
Important — your proxy is enclosed.
Please sign, date and return your proxy in the accompanying envelope.

BRUSH ENGINEERED MATERIALS INC.
17876 St. Clair Avenue
Cleveland, Ohio 44110
PROXY STATEMENT
March 16, 2005
GENERAL INFORMATION
      Your Board of Directors is furnishing this proxy statement to you in connection with our solicitation of proxies to be used at our annual meeting of shareholders to be held on May 3, 2005.
      If you sign and return the enclosed proxy card, your shares will be voted as indicated on the card. Without affecting any vote previously taken, you may revoke your proxy by delivery to us of a new, later dated proxy with respect to the same shares, or by giving written notice to us before or at the annual meeting. Your presence at the annual meeting will not, in and of itself, revoke your proxy.
      At the close of business on March 11, 2005, the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting, we had outstanding and entitled to vote 19,212,822 shares of common stock.
      Each outstanding share of common stock entitles its holder to one vote on each matter brought before the meeting. Under Ohio law, shareholders have cumulative voting rights in the election of directors, provided that the shareholder gives not less than 48 hours notice in writing to the President, any Vice President or the Secretary of the Company that the shareholder desires that voting at the election be cumulative, and provided further that an announcement is made upon the convening of the meeting informing shareholders that notice requesting cumulative voting has been given by the shareholder. When cumulative voting applies, each share has a number of votes equal to the number of directors to be elected, and a shareholder may give all of the shareholders’ votes to one nominee or divide the shareholder’s votes among as many nominees as he or she sees fit. Unless contrary instructions are received on proxies given to us, in the event that cumulative voting applies, all votes represented by the proxies will be divided evenly among the candidates nominated by the Board of Directors, except that if voting in this manner would not be effective to elect all the nominees, the votes will be cumulated at the discretion of the Board of Directors so as to maximize the number of the Board of Directors’ nominees elected.
      In addition to the solicitation of proxies by the use of the mails, we may solicit the return of proxies in person and by telephone, telecopy or e-mail. We will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares and will reimburse them for their expenses. We will bear the cost of the solicitation of proxies.
      At the annual meeting, the inspectors of election appointed for the meeting will tabulate the results of shareholder voting. Under Ohio law, our articles of incorporation and our code of regulations, properly signed proxies that are marked “abstain” or are held in “street name” by brokers and not voted on one or more of the items before the meeting will, if otherwise voted on at least one item, be counted for purposes of determining whether a quorum has been achieved at the annual meeting. Votes withheld in respect of the election of directors will not be counted in determining the election of directors.

1. ELECTION OF DIRECTORS
      Our articles of incorporation and code of regulations provide for three classes of directors whose terms expire in different years. At the present time it is intended that proxies will be voted for the election of Albert C. Bersticker, William G. Pryor and N. Mohan Reddy. There are currently nine directors. During 2004, the class size of the directors whose terms end in 2006 was reduced from four directors to three, as a result of the death of a board member, David H. Hoag, in August of 2004.
Your Board of Directors recommends a vote for these nominees.
      If any of these nominees becomes unavailable, it is intended that the proxies will be voted as the Board of Directors determines. We have no reason to believe that any of the nominees will be unavailable. The three nominees receiving the greatest number of votes will be elected as directors of Brush Engineered Materials.
      The following table sets forth information concerning the nominees and the directors whose terms of office will continue after the meeting:

Directors Whose Terms End in 2008	Current Employment

Albert C. Bersticker Director since 1993 Member — Governance Committee and Organization and Compensation Committee	Retired Chairman and Chief Executive Officer, Ferro Corporation (Paint, varnishes, lacquers, enamels and allied products)
Age — 70

Mr. Bersticker had served as Non-executive Chairman of Oglebay Norton Company from May 2003 until January 2005. Mr. Bersticker was Chairman of Ferro Corporation from February 1996 and retired in 1999. He served as Chief Executive Officer of Ferro Corporation from 1991 until January of 1999 and as its President from 1988 until February 1996. He also had served as Secretary, Treasurer and a member of the Board of Directors of St. John’s Medical Center in Jackson, Wyoming until January 2005.

William G. Pryor Director since 2003 Member — Governance Committee, Organization and Compensation Committee, and Retirement Plan Review Committee	Retired President, Van Dorn Demag Corporation (Plastic Injection Molding Equipment)
Age — 65

Mr. Pryor was President of Van Dorn Demag Corporation from 1993 and retired in 2002. He had also served as President and Chief Executive Officer of Van Dorn Corporation, predecessor to Van Dorn Demag Corporation. Mr. Pryor served on the Board of Directors of Oglebay Norton Company from 1997 until January 2005.

N. Mohan Reddy, Ph.D. Director since 2000 Member — Audit Committee and Organization and Compensation Committee	Professor The Weatherhead School of Management, Case Western Reserve University
Age — 51

Dr. Reddy has been a professor at the Weatherhead School of Management, Case Western Reserve University for the past five years. Dr. Reddy is a director of Keithley Instruments, Inc. Dr. Reddy serves as consultant to firms in the electronic and semiconductor industries, primarily in the areas of product and market development.

Directors Whose Terms End in 2006	Current Employment

Gordon D. Harnett Director since 1991	Chairman of the Board, President and Chief Executive Officer, Brush Engineered Materials Inc.
Age — 62

Mr. Harnett has been Chairman of the Board and Chief Executive Officer of Brush Engineered Materials (and its predecessor, Brush Wellman Inc.) during the past five years. He has been President from 1991 to 2001 and since May 2002. He is a director of Lubrizol Corporation, EnPro Industries, Inc. and PolyOne Corporation.

William B. Lawrence Director since 2003 Member — Audit Committee and Organization and Compensation Committee	Former Executive Vice President, General Counsel & Secretary, TRW, Inc. (Advanced Technology Products and Services)
Age — 60

Prior to the sale of TRW, Inc. to Northrop Grumman Corporation in December 2002, Mr. Lawrence served as TRW’s Executive Vice President, General Counsel and Secretary since 1997 and held various other executive positions at TRW since 1976. Mr. Lawrence also serves on the Board of Directors of Ferro Corporation and is Managing Director of Union Partners, LLC, a private investment firm.

William P. Madar Director since 1988 Member — Governance Committee and Organization and Compensation Committee	Retired Chairman of the Board and Former Chief Executive Officer Nordson Corporation (Industrial Application Equipment Manufacturer)
Age — 65

Mr. Madar retired as Chairman of the Board of Nordson Corporation effective March 2004. He had been Chairman since 1997. Prior to that time, he served as Vice Chairman of Nordson Corporation from August 1996 until October 1997 and as Chief Executive Officer from February 1986 until October 1997. From February 1986 until August 1996, he also served as its President. He is a director of Nordson Corporation and Lubrizol Corporation.

Directors Whose Terms End in 2007	Current Employment

Joseph P. Keithley Director since 1997 Member — Governance Committee, Organization and Compensation Committee and Retirement Plan Review Committee	Chairman, Chief Executive Officer and President, Keithley Instruments, Inc. (Electronic Test and Measurement Products)
Age — 56

Mr. Keithley has been Chairman of the Board of Keithley Instruments, Inc. since 1991. He has served as Chief Executive Officer of Keithley Instruments, Inc. since November 1993 and as its President since May 1994. He is a director of Keithley Instruments, Inc. and Nordson Corporation.

William R. Robertson Director since 1997 Member — Audit Committee, Organization and Compensation Committee and Retirement Plan Review Committee	Managing Partner, Kirtland Capital Partners (Private Equity Investments)
Age — 63

Mr. Robertson has been a Managing Partner of Kirtland Capital Partners since September 1997. Prior to that time, he was President and a director of National City Corporation from October 1995 until July 1997. He also served as Deputy Chairman and a director from August 1988 until October 1995. He is a director of Gries Financial LLC and Instron Corporation. Mr. Robertson is a member of the Board of Managers of the Prentiss Foundation and a member of and Vice President of the Board of Trustees of the Cleveland Museum of Art.

John Sherwin, Jr. Director since 1981 Member — Audit Committee, Organization and Compensation Committee and Retirement Plan Review Committee	President, Mid-Continent Ventures, Inc. (Venture Capital Company)
Age — 66

Mr. Sherwin has been President of Mid-Continent Ventures, Inc. during the past five years. Mr. Sherwin is a director of John Carroll University and Shorebank Cleveland, a trustee of The Cleveland Clinic Foundation and Chairman of the Cleveland Foundation.

CORPORATE GOVERNANCE; COMMITTEES OF THE BOARD OF DIRECTORS
      We have adopted a Policy Statement on Significant Corporate Governance Issues and a Code of Ethics Policy in compliance with New York Stock Exchange and Securities and Exchange Commission requirements. These materials, along with the charters of the Audit, Governance, Organization and Compensation, and Retirement Plan Review Committees of our Board of Directors, which also comply with applicable requirements, are available on our website at www.beminc.com, or upon request by any shareholder to Secretary, Brush Engineered Materials Inc., 17876 St. Clair Avenue, Cleveland, Ohio 44110. We also make our reports on Forms 10-K, 10-Q and 8-K available on our website, free of charge, as soon as reasonably practicable after these reports are filed with the Securities and Exchange Commission. Any amendments or waivers to our Code of Ethics Policy, Committee Charters and Policy Statement on Significant Corporate Governance Issues will also be made available on our website. The information on our website is not incorporated by reference into this proxy statement or any of our periodic reports.

Board Independence
      The New York Stock Exchange listing standards require that all listed companies have a majority of independent directors. For a director to be “independent” under the New York Stock Exchange listing standards, the board of directors of a listed company must affirmatively determine that the director has no material relationship with the company, or its subsidiaries or affiliates, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company or its subsidiaries or affiliates. Our Board of Directors has adopted the following standards, which are identical to those of the New York Stock Exchange listing standards, to assist it in its determination of director independence; a director will be determined not to be independent under the following circumstances:

•	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company;

•	The director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(a) The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (b) the director is a current employee of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

•	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or two percent of such other company’s consolidated gross revenues.
      Our Board of Directors has affirmatively determined that each of our directors, other than Mr. Harnett, is: “independent” within the meaning of that term as defined in the New York Stock Exchange listing standards; a “non-employee director” within the meaning of that term as defined in Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”); and an “outside director” within the meaning of that term as defined in the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986.

Charitable Contributions
      Within the last three years, we have made no charitable contributions during any single fiscal year to any charity in which an independent director serves as an executive officer, of over the greater of $1 million or 2% of the charity’s consolidated gross revenues.

Non-management Directors; Board Communication
      Our Policy Statement on Significant Corporate Governance Issues provides that the non-management members of the Board of Directors will meet during each regularly scheduled meeting of the Board of Directors and that the Chairman of the Organization and Compensation Committee, presently Mr. William P. Madar, is the lead non-management director. Shareholders may communicate with the Board of Directors as a whole, the lead non-management director or the non-management directors as a group, by forwarding relevant information in writing to Chairman, Organization and Compensation Committee, c/o Secretary, Brush Engineered Materials Inc., 17876 St. Clair Avenue, Cleveland, Ohio 44110. Any other communication to individual directors or committees of the Board of Directors may be similarly addressed to the appropriate recipients, c/o our Secretary.

Audit Committee
      The Audit Committee held six meetings in 2004. The Audit Committee membership consists of Mr. Robertson, as Chairman, Messrs. Lawrence, Reddy and Sherwin. Under the Audit Committee Charter, the Audit Committee’s principal functions include assisting our Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of our financial statements and our financial reporting process;

•	compliance with ethics policies and legal and other regulatory requirements;

•	our independent auditor’s qualifications and independence;

•	our systems of internal accounting and financial controls; and

•	the performance of our independent auditors and of our internal audit functions.
      We currently do not limit the number of audit committees on which our Audit Committee members may sit. No member of our Audit Committee serves on the audit committee of three or more public companies in addition to ours. The Audit Committee also prepared the Audit Committee report included under the heading “Audit Committee Report” in this proxy statement.

Audit Committee Expert, Financial Literacy and Independence
      Although our Board of Directors has determined that more than one member of the Audit Committee has the accounting and related financial management expertise to be an “audit committee financial expert,” as defined by the Securities and Exchange Commission, it has named the Audit Committee Chairman, Mr. Robertson, as the named financial expert. Each member of the Audit Committee is financially literate and each member of the Audit Committee satisfies the heightened independence requirements in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards.

Governance Committee
      The Governance Committee held four meetings in 2004. The Governance Committee membership consists of Mr. Bersticker, as Chairman, Messrs. Keithley, Madar and Pryor. All the members are independent in accordance with the NYSE Rules. Its principal functions include:

•	evaluation of candidates for board membership, including any nominations of qualified candidates submitted in writing by shareholders to our Secretary;

•	making recommendations to the full Board of Directors regarding directors’ compensation;

•	making recommendations to the full Board of Directors regarding governance matters; and

•	overseeing the evaluation of the Board and management of the Company.

Nomination of Director Candidates
      The Governance Committee will consider candidates recommended by shareholders for nomination as directors of the Company. Any shareholder desiring to submit a candidate for consideration by the Governance Committee should send the name of the proposed candidate, together with biographical data and background information concerning the candidate, to the Governance Committee, c/o our Secretary. The Governance Committee did not receive any recommendation for a candidate from a shareholder or shareholder group as of March 11, 2005.
      In recommending candidates to the Board of Directors for nomination as directors, the Governance Committee’s charter requires it to consider such factors as it deems appropriate, consistent with our Policy Statement on Significant Corporate Governance Issues. Such factors should include judgment, skills, diversity, integrity, age, experience with comparable businesses, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board of Directors and any committees of the Board. The Governance Committee’s evaluation of candidates recommended by shareholders does not differ materially from its evaluation of candidates recommended from other sources.
      A shareholder of record entitled to vote in an election of directors who timely complies with the procedures set forth in our code of regulations and with all applicable requirements of the Exchange Act and the rules and regulations thereunder, may also directly nominate individuals for election as directors at a shareholders’ meeting. Copies of our code of regulations are available by a request addressed to our Secretary.

Organization and Compensation Committee
      The Organization and Compensation Committee held six meetings in 2004. Its membership consists of Mr. Madar, as Chairman, and Messrs. Bersticker, Keithley, Lawrence, Pryor, Reddy, Robertson and Sherwin. Its principal functions include:

•	reviewing executive compensation;

•	taking action where appropriate or making recommendations to the full Board of Directors with respect to executive compensation;

•	recommending the adoption of executive benefit plans;

•	granting stock options and other awards; and

•	reviewing and recommending actions to the full Board of Directors on matters relating to management succession, retention and development and changes in organization structure.

Retirement Plan Review Committee
      The Retirement Plan Review Committee held three meetings in 2004. Its membership consists of Mr. Sherwin as Chairman, and Messrs. Keithley, Pryor and Robertson. Its principal functions include:

•	reviewing defined benefit pension plans as to current and future costs, funded position, and actuarial and accounting assumptions used in determining benefit obligations;

•	establishing and reviewing policies and strategies for the investment of defined benefit pension plan assets; and

•	reviewing investment options offered under employee savings plans and the performance of those investment options.

Board Attendance
      Our Board of Directors held seven meetings in 2004. All of the directors attended at least 75% of the Board and assigned committee meetings during 2004. Our policy is that directors are expected to attend all meetings, including the annual meeting of shareholders. All of our directors attended last year’s annual meeting of shareholders.
DIRECTOR COMPENSATION
      Each director who is not an officer of Brush Engineered Materials receives an annual retainer fee of $16,500 for each calendar year. The Chairman of each committee, if not an officer, receives an additional $5,000 on an annual basis and the Chairman of the Audit Committee receives an additional $8,000 annually. In addition, each director who is not an officer of Brush Engineered Materials receives a meeting fee of $23,750 on an annual basis.
      Brush Engineered Materials established a new Deferred Compensation Plan for Non-employee Directors (the “2005 DDC Plan”) as a result of the Jobs Creation Act of 2004. The 2005 DDC Plan provides each non-employee director the opportunity to defer receipt of all or a portion of the compensation payable for his services as a director. Brush Engineered Materials, in turn, transfers an amount equal to the reduction in compensation to a trust, which is invested exclusively in the Company’s common stock.
      The previous Deferred Compensation Plan for Non-Employee Directors (the “1992 DDC Plan”) was amended, effective January 1, 2005, to terminate future contributions. The amendment also eliminated provisions that previously permitted a director to receive an early distribution subject to a penalty. The investment choices under the 1992 DDC Plan included the Company’s Common Stock and a menu of other investment choices approved by the Administrative Committee. Upon attaining age 55, a Director is still permitted to re-direct the investment of his account among any of those choices.
      Under the 1992 DDC Plan, directors elected to receive an aggregate of $73,667 and $173,167 for 2003 and 2004, respectively, worth of Brush Engineered Materials common stock on a deferred basis under this plan.
      We previously maintained a Stock Option Plan for Non-employee Directors, which authorized a one-time grant of a non-qualified option to purchase 5,000 shares of Company common stock, at fair market value at the date of grant, to each non-employee director who had never been an employee of the Company. There are no more shares available under this plan. The 1997 Stock Incentive Plan for Non-employee Directors, which replaced the Stock Option Plan for Non-employee Directors, provides newly elected directors with the same one-time stock option grant that was previously available under the Stock Option Plan for Non-employee Directors. In addition, this plan provides for an automatic grant of 500 deferred shares of common stock to each eligible director on the business day following the annual meeting of shareholders. During 2004, nine directors were credited with 500 shares each of Company common stock.
      An amendment to the 1997 Stock Incentive Plan for Non-employee Directors was approved by shareholders at the 2001 annual meeting. Under the plan as amended, each non-employee director receives the grant of an option to purchase up to 2,000 shares of Brush Engineered Materials common stock annually. In 2004, nine directors received stock option grants for 2,000 shares of common stock each at an exercise price of $16.125.

BENEFICIAL OWNERSHIP TABLE
      The following table sets forth, as of February 15, 2005, information with respect to the beneficial ownership of our common stock by each person known by the Company to be the beneficial owner of more than 5% of the common stock, by each present director of the Company, by executive officers of the Company and by all directors and executive officers of the Company as a group. Unless otherwise indicated in the note to this table, the shareholders listed in the table have sole voting and investment power with respect to shares beneficially owned by them. Shares that are subject to stock options that may be exercised within 60 days of February 15, 2005 are reflected in the number of shares shown and in computing the percentage of our common stock beneficially owned by the person who owns those options.

	Number of		Percent
	Shares		of Class

Non-officer Directors
Albert C. Bersticker	30,039(	1)(2)	*
Joseph P. Keithley	19,682(	1)(2)	*
William B. Lawrence	7,500(	1)(2)	*
William P. Madar	34,689(	1)(2)	*
William G. Pryor	7,500(	1)(2)	*
N. Mohan Reddy	28,088(	1)(2)	*
William R. Robertson	47,078(	1)(2)(3)	*
John Sherwin, Jr.	26,906(	1)(2)(4)	*
Named Executive Officers
Gordon D. Harnett	341,941(	1)	1.7%
Daniel A. Skoch	106,979(	1)	*
John D. Grampa	78,880(	1)	*
Richard J. Hipple	14,300(	1)	*
All directors and executive officers as a group (including the Named Executive Officers) (12 persons)	743,582(	5)	—
Other Persons
SSB Citi Fund Management LLC
388 Greenwich Street New York, New York 10013	2,482,496(	6)	12.6%
Jeffrey Gendell
55 Railroad Avenue, 3rd Floor Greenwich, Connecticut 06830	1,717,800(	7)	8.7%

*	Less than 1% of common stock.
(1)	Includes shares covered by outstanding options exercisable within 60 days as follows: Mr. Harnett 307,500; Mr. Skoch 102,000; Mr. Grampa 72,000; Mr. Hipple 14,300 and 7,000 for each of Messrs. Lawrence and Pryor; 8,000 each for Messrs. Bersticker, Madar and Sherwin and 13,000 each for Messrs. Keithley, Reddy and Robertson. Also includes 2,000 Restricted shares each granted to Mr. Grampa and Mr. Skoch in 2004 pursuant to the 1995 Stock Incentive Plan, as amended, which are subject to forfeiture if Mr. Grampa and Mr. Skoch are not continuously employed in their current capacities for a period of three years ending on February 3, 2007 and December 7, 2007, respectively.
(2)	Includes shares under the 1992 and 2005 Deferred Compensation Plans for Non-employee Directors, and 1997 Stock Incentive Plan for Non-employee Directors as follows: Mr. Bersticker 7,911; Mr. Keithley 6,682; Mr. Lawrence 500; Mr. Madar 25,489; Mr. Pryor 500; Dr. Reddy 15,088; Mr. Robertson 23,578 and Mr. Sherwin 6,601.
(3)	Includes 500 shares owned by Mr. Robertson’s wife of which Mr. Robertson disclaims beneficial ownership.

(4)	Includes 4,510 shares owned by Mr. Sherwin’s wife and children of which Mr. Sherwin disclaims beneficial ownership.
(5)	Includes 572,800 shares subject to outstanding options held by officers and directors and exercisable within 60 days.
(6)	According to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005, as of December 31, 2004, Smith Barney Fund Management LLC had shared voting power and shared dispositive power over 2,087,400 shares; Citigroup Global Markets Holdings Inc. had shared voting power and shared dispositive power over 2,482,371 shares; and Citigroup Inc. had shared voting power and shared dispositive power over 2,482,496 shares. Each reported that it is an Investment Advisor under either the Investment Advisors Act of 1940 or a similar state law.
(7)	According to a Schedule 13G filed with the Securities and Exchange Commission on February 3, 2005, as of December 31, 2004, Jeffrey Gendell had sole voting and dispositive power with respect to 1,717,800 shares.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires our directors and officers and persons who own 10% or more of our common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Directors, officers and 10% or greater shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Forms 3, 4 and 5 they file.
      Based solely on our review of copies of forms that we have received, and written representations by our directors, officers and 10% or greater shareholders, all of our directors, officers and 10% or greater shareholders complied with all filing requirements applicable to them with respect to transactions in our equity securities during the fiscal year ended December 31, 2004 with exception. One Form 4 we filed on behalf of Mr. Grampa was filed 16 days late. We have also become aware that 117 shares held in trust and beneficially owned by Mr. Sherwin, a director, were gifted in 1996 and 1997 as to which no filing was made. In addition, 34 shares reported as a gift on Form 4 in December of 1999 by Mr. Sherwin were rejected by the donee, subsequent to the filing of the Form 4. The Form 5 reporting these transactions for Mr. Sherwin was filed on March 10, 2005.

SUMMARY COMPENSATION TABLE
      The following table sets forth the before-tax compensation for the years shown for Mr. Harnett and the remaining executive officers.

	Annual Compensation(1)								Long-term
									Compensation Awards

			Bonus($)							Securities
									Restricted	Underlying	LTIP	All Other
		Salary	Annual			Special		Total	Stock	Options	Payouts	Compensation
Name and Principal Position	Year	($)(2)	Incentive(3)			Award(4)		Bonus	($)(5)	(#)	($)(6)	($)(2)(7)
					+		=
Gordon D. Harnett	2004	608,244	738,524	(2)		597,425		1,335,949	0	35,000	658,125	35,767
Chairman of the Board,	2003	590,400	313,440	(2)		597,425		910,865	0	28,500	601,088	9,558
President and Chief	2002	585,000	46,800	(2)		0		46,800	0	35,000	0	89,208
Executive Officer
Daniel A. Skoch	2004	268,260	255,293	(2)		85,531		340,824	36,860	15,000	193,500	21,107
Senior Vice President	2003	260,383	100,455	(2)		85,531		185,986	0	15,000	176,760	4,370
Administration	2002	258,000	30,960	(2)		0		30,960	0	15,000	0	20,769
John D. Grampa	2004	249,542	237,476			41,195		278,671	34,150	15,000	180,000	12,120
Vice President Finance	2003	242,215	93,447			0		93,447	0	15,000	164,400	1,065
and Chief Financial	2002	240,000	28,800	(2)		0		28,800	0	15,000	0	3,231
Officer
Richard J. Hipple	2004	239,135	190,766			0		190,766	0	9,000	80,040	16,000
President, Alloy Products	2003	232,123	59,573			0		59,573	0	8,000	62,790	12,000
Brush Wellman Inc.	2002	217,885	7,590	(2)		0		7,590	0	3,500	0	11,643

(1)	The column entitled “Other Annual Compensation” to this table has been omitted because no compensation was reportable thereunder.

(2)	Salary and Bonus for 2004, 2003 and 2002 includes compensation the executive elected to replace with options to purchase property other than Brush Engineered Materials securities under the Company’s Key Employee Share Option Plan as follows: Mr. Harnett $79,066, $26,232 and $23,100; Mr. Skoch $20,427, $5,481 and $13,694; Mr. Grampa $0, $0 and $20,000 and Mr. Hipple $0, $0 and $8,577.
All Other Compensation for 2004, 2003 and 2002 includes amounts in connection with options to purchase property other than Brush Engineered Materials securities under the Company’s Key Employee Share Option Plan as follows: Mr. Harnett $19,767, $6,558 and $5,775; Mr. Skoch $5,106, $1,370 and $870; Mr. Grampa $0, $0 and $700 and Mr. Hipple $0, $0 and $643.
The Key Employee Share Option Plan provides for options covering property with an initial value equal to the amount of compensation they replace, divided by 75%, and with an exercise price equal to the difference between that amount and the amount of compensation replaced. Thus, the executive may receive the increase or decrease in market value of the entire amount of the property covered by the option, including the exercise price. Due to The Jobs Creation Act of 2004, the plan was frozen effective December 31, 2004.

(3)	The annual performance compensation plan provides for single-sum cash payments that are based on achieving pre-established financial objectives and other qualitative performance factors. For 2004, the amounts for the annual performance plan under the Annual Incentive column for the Bonus category for Mr. Harnett were $738,524, Mr. Skoch $255,293, Mr. Grampa $237,476 and Mr. Hipple $190,766. See Compensation Committee Report on Executive Compensation on page 13 under the category of “Annual Performance Compensation.”

(4)	In 2002, the Company discontinued its Supplemental Retirement Benefit Plan for Mr. Harnett and Mr. Skoch in exchange for amounts paid in settlement of the Company’s obligation. In 2004, the Company discontinued its Supplemental Retirement Benefit Plan for Mr. Grampa in exchange for amounts paid in settlement of the Company’s obligation. In 2004, in lieu of a supplemental plan and in order to retain a competitive position in the marketplace, the Committee exercised its discretion to authorize a special award included under the Special Award column for the Bonus category for 2004 for Mr. Harnett of $597,425, Mr. Skoch $85,531 and Mr. Grampa $41,195. See Compensation Committee Report on Executive Compensation on pages 14 and 15 under the category of “Special Award.”

(5)	2,000 shares of Special Restricted Stock were awarded to Mr. Grampa on February 2, 2004 and 2,000 shares were awarded to Mr. Skoch on December 7, 2004. Shares are subject to forfeiture if these executives are not continuously employed in their current capacities for a three-year period from the date of grant.

(6)	Payout in 2004 was a cash award based on a two-year performance period measured by improvement in the corporation’s operating profit from January 1, 2003 through December 31, 2004. See Compensation Committee Report on Executive Compensation on page 14 under the category of “Long-term Incentives.”

(7)	Except as noted in (2), amounts in All Other Compensation consist of Company matching contributions to the Brush Engineered Materials Inc. Savings and Investment Plan.

OPTION EXERCISES IN LAST FISCAL YEAR
      The following table provides information about stock options exercised by the executive officers who are included in the Summary Compensation Table and the value of each officer’s unexercised options at December 31, 2004:

	Number of		Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-the-Money Options
	Acquired	Value	Options at December 31, 2004	at December 31, 2004,
Name	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Gordon D. Harnett	30,000	$121,530	307,500/0	$915,080/0
Daniel A. Skoch	10,000	$30,000	102,000/0	$383,035/0
John D. Grampa	—	—	72,000/0	$361,288/0
Richard J. Hipple	—	—	14,300/6,200	$67,600/71,050
OPTION GRANTS IN LAST FISCAL YEAR
      The following table provides information about stock option grants during 2004 to the executive officers who are included in the Summary Compensation Table. There was one grant of options to the named executive officers during the year.

		Individual Grants			Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options	Exercise		Price Appreciation for
	Underlying	Granted to	or Base		Option Term
	Options	Employees in	Price	Expiration
Name	Granted	Fiscal Year	($/Sh)	Date	5%	10%

Gordon D. Harnett	35,000	15.58	$17.075	2/3/14	$375,843	$952,460
Daniel A. Skoch	15,000	6.68	$17.075	2/3/14	$161,076	$408,197
John D. Grampa	15,000	6.68	$17.075	2/3/14	$161,076	$408,197
Richard J. Hipple	9,000	4.01	$17.075	2/3/14	$96,645	$244,918
LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR
      No performance restricted shares or performance shares were awarded during 2004 pursuant to the 1995 Stock Incentive Plan, as amended.
EQUITY COMPENSATION PLAN INFORMATION
      The following table provides certain aggregated information relating to the Company’s equity compensation plans (including individual compensation plans, if any) as of December 31, 2004:

			Number of Securities
		Weighted-Average	Remaining Available for
	Number of Securities to be	Exercise	Future Issuance Under
	Issued Upon Exercise of	Price of Outstanding	Equity Compensation Plans
	Outstanding Options,	Options, Warrants and	(Excluding Securities
	Warrants and Rights	Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders	1,467,710	$16.19	245,566
Equity Compensation Plans Not Approved by Security Holders	0	0	0

Total	1,467,710	$16.19	245,566

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Organization and Compensation Committee of the Board of Directors is composed of all the independent, non-employee directors of the Board. The Committee is responsible for developing and making policy recommendations to the Board with respect to the Company’s executive compensation. In addition, the Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer, elected executive officers and certain other senior management positions.
      The Committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of executive compensation and the sole authority to approve the fees and other retention terms of such compensation consultants. In 2004, the Committee retained the services of a compensation consultant who conducted a thorough executive total compensation analysis that the Committee intends to take into account in 2005.
Compensation Philosophy — Pay for Performance
      The Committee’s compensation philosophy is to recognize superior results with superior monetary rewards. Where results are below expectations, pay will directly reflect the less-than-targeted performance. The Committee seeks to maintain a balance between cash and stock compensation, and provide a significant portion of total compensation at risk tied to annual and long-term financial performance of the Company as well as the creation of shareholder value.
Total Compensation Strategy
      The executive compensation strategy is to attract and retain qualified executives and to provide appropriate incentives to achieve the long-term success of the Company and to enhance shareholder value over the long term. The Company employs a total compensation strategy, taking into consideration base pay, annual performance compensation and long-term incentives. Base salary is generally established at competitive levels, and greater weight is put on the performance-driven portions of the compensation package.
      As part of the total compensation strategy, the Committee has given consideration to the increased retention and motivational issues caused by the challenging and controversial environmental and legal disputes the Company has faced.
Base Salary
      Base salaries are established by the Committee based on an executive’s job responsibilities, level of experience, individual performance and contribution to the business. In September, 2004, a 3.5% increase to base salary was granted to the Chief Executive Officer and other executive officers. The Chief Executive Officer’s annual base salary is $623,700.
Annual Performance Compensation
      A Management Performance Compensation Plan provides for annual, single-sum cash payments that are based on achieving preestablished financial objectives and qualitative performance factors. Qualitative factors include performance against certain strategic measures that reflect individual contributions for the year.
      An annual performance compensation target opportunity is established for each executive by the Committee based on job responsibilities, level of experience, overall business performance and individual contribution to the business, as well as analyses of competitive industry practice. The Chief Executive Officer is measured primarily on a preestablished financial objective and to a limited extent on qualitative performance factors. In 2004, the Chief Executive Officer was awarded $651,206 as a result of achieving the Company’s financial objective, which equated to 197% of the target opportunity and was based on operating profit improvement and reduction in working capital, and $87,318 as a result of the Committee’s evaluation of his qualitative performance measures.

Long-term Incentives
      Long-term Cash Incentive Plans. In 2003, the Committee established a two-year cash incentive plan with management objectives based on financial measures with a performance period from January 1, 2003 through December 31, 2004. The financial opportunity varied according to the level of a participant’s organizational responsibility. The Chief Executive Officer could attain 75% of his base pay as in effect on January 1, 2003, for achieving the targeted objective, and 112.5% for exceeding the maximum objective. The other participants had a lesser opportunity ranging from 20% to 50% at target and 30% to 75% at maximum. The financial measurement for this plan is the cumulative operating profit over the plan performance period. At the conclusion of the plan performance period, 150% of the targeted corporate objective was achieved, which resulted in a payout of $658,125 to the Chief Executive Officer.
      In early 2004, the Committee established an overlapping three-year cash incentive plan with management objectives based on financial measures (cumulative operating profit) with a performance period from January 1, 2004 through December 31, 2006. The incentive opportunity varies according to the level of a participant’s organizational responsibility. The Chief Executive Officer can attain 150% of his base pay as in effect on January 1, 2004, for achieving the targeted objective, and 225% for exceeding the maximum objective. The other participants have a lesser opportunity ranging from 40% to 100% at target and 60% to 150% at maximum.
      Stock Options. Stock options are typically granted annually to executives and other selected employees whose contributions and skills are important in the long-term success of the Company. The options are granted with the exercise price equal to the market price of the Company’s stock on the day of grant, vest over a period of up to four years and expire after ten years.
      In 2004, a total of 153 selected employees were awarded options. The overall number of option shares granted was 1.36% of total shares outstanding.
      The Committee established a range of potential option awards for the Chief Executive Officer and the other executive officers. The specific number of stock options granted to an executive was determined by the Committee based upon the individual’s level of responsibility, recommendations by management, and a subjective judgment by the Committee of the executive’s contribution to the performance of the Company. The number of options currently held by each executive was not taken into consideration. In 2004, the Committee granted the Chief Executive Officer a stock option covering 35,000 shares of our common stock.
Special Award
      In 2002 the Company discontinued its Supplemental Retirement Benefit Plan for the Chief Executive Officer as well as a few other participants in exchange for amounts paid in settlement of the Company’s obligation. As a result, their retirement benefit is limited to the amount provided by the qualified pension plan.
      In 2004, in lieu of a supplemental plan and in order to retain a competitive position in the marketplace, the Committee exercised its discretion to authorize special awards to the Chief Executive Officer and the other former participants. The Chief Executive Officer was awarded $597,425. Although the Company is not obligated under any supplemental plan or otherwise to make such an award, the Committee determined to authorize payment of an actuarially derived amount based upon the objective of providing a present value benefit equivalent to what would have been accrued under the former supplemental plan taking into account prior amounts paid. It is anticipated that the Committee may exercise its discretion to make similar awards in future years, as appropriate to the Company’s circumstances.
      Additional considerations in so structuring the “special award” are as follows:

•	the calculation used for estimating an equivalent to the pension plan uses the same benefit formula as for any other salaried employee and included only income above the statutory compensation limit, taking into account in the case of the Chief Executive Officer all service for which credit would have been recognized under the former supplemental plan

•	the payment is fully taxable as ordinary income to the recipient

•	no part of the special award is for deferred compensation

•	there are no guarantees on the assumed rate of returns to the individual once the special award has been paid

•	the Company no longer accrues a future benefit on its balance sheet
Deferred Compensation
      In order to comply with the American Jobs Creation Act of 2004, the Company discontinued its Key Employee Share Option Plan (“KESOP”), a discounted option plan, for any future compensation reduction elections and option grants. The purpose of the KESOP had been to restore defined contribution benefits and allow for deferral of income above the statutory qualified plan limit.
      As a replacement for the KESOP, the Company established the Executive Deferred Compensation Plan II, which provides an opportunity for deferral of compensation as well as nonelective deferred compensation in an amount equal to three (3) percent of annual excess compensation (above the qualified plan limit) for lost defined contribution plan match opportunity.
Deductibility of Compensation in Excess of $1 Million a Year
      Section 162(m) of the U.S. Internal Revenue Code of 1986 limits deductibility of compensation in excess of $1 million paid to the Company’s Chief Executive Officer and to each of the other four highest-paid executive officers. However, some “performance-based” compensation is specifically exempt from the deduction limit. While the Committee generally takes into consideration the deductibility of its executive officers’ compensation, the Committee retains the flexibility to make payments or awards whether or not such payments or awards qualify for tax deductibility under Section 162(m).
      The foregoing report has been furnished by the Organization and Compensation Committee of the Board of Directors.

William P. Madar (Chairman) Albert C. Bersticker Joseph P. Keithley	William B. Lawrence William G. Pryor N. Mohan Reddy, Ph.D.	William R. Robertson John Sherwin, Jr.

CUMULATIVE SHAREHOLDER RETURN AND PERFORMANCE PRESENTATION
      The following graph sets forth the cumulative shareholder return on our common stock as compared to the cumulative total return of the S&P Small-Cap 600 Index and the Russell 2000 Index. Brush Engineered Materials is a component company of the S&P Small-Cap 600 Index and the Russell 2000 Index. Last year the Company added the Russell 2000 Index which is a better comparison than the previously shown S&P 500 Index because the Company is included in this index (1).

	1999	2000	2001	2002	2003	2004

Brush Engineered Materials	$100	$123	$90	$35	$97	$117
S&P Small-Cap 600	$100	$112	$119	$102	$141	$173
Russell 2000	$100	$97	$99	$79	$116	$138

(1)	Assumes that the value of Brush Engineered Materials common stock and each index was $100 on December 31, 1999 and that all applicable dividends were reinvested.

PENSION AND RETIREMENT BENEFITS
      The Brush Engineered Materials Inc. Pension Plan (“qualified pension plan”) is a defined benefit plan under which Messrs. Harnett, Skoch, Grampa and Hipple are currently accruing benefits. Effective as of the close of business on May 31, 2005, the benefit under the current formula for Messrs. Harnett, Skoch, Grampa and Hipple (50% of final average earnings over highest 5 consecutive years minus 50% of annual Social Security benefit, the result prorated for service less than 35 years) will be frozen. The frozen annual benefits as of May 31, 2005, payable beginning at age 65 as a single life annuity, for Messrs. Harnett, Skoch, Grampa and Hipple are $36,612, $54,856, $17,252 and $9,832, respectively. Credited service for pension benefit purposes as of May 31, 2005 for Messrs. Harnett, Skoch, Grampa and Hipple is 14, 21, 6 and 3 years, respectively.
      Beginning June 1, 2005, the qualified pension plan formula will be changed for Messrs. Harnett, Skoch, Grampa and Hipple to 1% of each year’s earnings. The retirement benefit for these individuals will be equal to the sum of that accrued as of May 31, 2005 and that accrued under the new formula for service after May 31, 2005.
      The following table shows the estimated annual pension benefits under the qualified pension plan for Messrs. Harnett, Skoch, Grampa and Hipple for service on and after June 1, 2005. The Internal Revenue Code limits benefits in the qualified pension plan to that based on compensation not in excess of $205,000 in 2004 and $210,000 in 2005. The amounts shown are those which would be payable, as a single life annuity, for retirement at age 65 based on various periods of service:
AGE 65 RETIREMENT BENEFIT

	Years of Service from June 1, 2005 to Age 65

Annual Pay	5 Years	10 Years	15 Years

$205,000	$10,250	$20,500	$30,750
210,000	10,500	21,000	31,500
      The compensation covered by the qualified pension plan is regular base salary, sales commissions and certain performance compensation. The compensation covered by this plan is the same as the amounts shown in the salary, annual incentive and LTIP payouts columns of the Summary Compensation Table on page 12.
      The benefit for executives and all salaried employees who have not attained age 58 and completed at least 20 years of service as of May 31, 2005 has been reduced as a result of the above noted change in formula. The following table compares the benefit for an executive under the two scenarios of having been covered during her entire period of employment with the Company under the formula in effect before and after June 1, 2005:
AGE 65 RETIREMENT BENEFIT

	Years of Service at Age 65
Annual Pay
at Age 65	10 Years	20 Years	30 Years

$205,000
Prior Formula	$26,157	$52,314	$78,471
New Formula	20,500	41,000	61,500
$210,000
Prior Formula	$26,871	$53,743	$80,614
New Formula	21,000	42,000	63,000
Employment Agreements
      We have entered into severance agreements with various senior executives, including Messrs. Harnett, Skoch, Grampa and Hipple to help ensure the continuity and stability of our senior management. If a

“change in control” of the Company as defined in these agreements, the executive’s employment is terminated by the Company or one of its affiliates except for cause, or he resigns within one month after the first anniversary of the change, or the nature and scope of his duties worsens or certain other adverse changes occur and the Board of Directors so decides, then severance benefits will apply. For Messrs. Harnett, Skoch and Grampa, if applicable, at the time of a change of control, severance benefits include rights to a lump sum payment of three times salary; incentive compensation; cash in lieu of benefits under the Company’s Supplemental Retirement Benefit Plan; any special awards; the continuation of retiree medical and life insurance benefits for three years; and a lump sum payment equal to the sum of the present value of any bonus he would have received under any long-term incentive plan (assuming attainment of the plan target rate), any retirement benefits he would have earned during the next three years and the cash value of certain other benefits. For Mr. Hipple, if applicable, at the time of a change of control, severance benefits include the right to a lump sum payment of two times salary; incentive compensation; cash in lieu of benefits under the Company’s Supplemental Retirement Benefit Plan; any special awards; the continuation of retiree medical and life insurance benefits for two years; and a lump sum payment equal to the sum of the present value of any bonus he would have received under any long-term incentive plan (assuming attainment of the plan target rate), any retirement benefits he would have earned during the next two years and the cash value of certain other benefits. For the four named executive officers above, all equity incentive awards also vest, and all stock options become fully exercisable, if the severance benefits are applicable. A termination or demotion following the commencement of discussions with a third party which ultimately result in a change in control will also activate severance benefits. Payments and benefits under the severance agreements are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments” under the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by the executive.
      Under these agreements, each executive agrees not to compete with the Company during employment or for one year thereafter; not to solicit any of our employees, agents or consultants to terminate their relationship with us; and to protect our confidential business information. Each executive also assigns to us any intellectual property rights he may otherwise have to any discoveries, inventions or improvements made while in our employ or within one year thereafter. Brush Engineered Materials must secure its performance under the severance agreements through a trust which is to be funded upon the change in control, and amounts due but not timely paid earn interest at the prime rate plus 4%. The Company must pay attorneys’ fees and expenses incurred by an executive in enforcing his rights under his severance agreement. The severance agreements may have the effect of inhibiting a change in control of the Company.
AUDIT COMMITTEE REPORT
      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors’ independence.
      The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held six meetings during 2004.
      In reliance on these reviews and discussions, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

William R. Robertson (Chairman)
William B. Lawrence
N. Mohan Reddy, Ph.D.
John Sherwin, Jr.

RELATIONSHIP WITH INDEPENDENT AUDITORS
      Ernst & Young LLP serves as the independent auditors for the Company and has been reappointed to serve in that role for 2005. Representatives of Ernst & Young LLP are expected to be present at the 2005 Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will respond to appropriate questions.
     Preapproval Policy for External Auditing Services
      The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services expected to be performed by the Company’s independent auditor, including the scope of and estimated fees for such services. The Company’s independent auditors, after consultation with management, will submit a budget, based on guidelines set forth in the policy, for the Audit Committee’s approval for its annual audit and associated quarterly reviews and procedures. Management, after consultation with the Company’s independent auditors, will submit a budget, based on guidelines set forth in the policy, for the Audit Committee’s approval for audit related, tax and other services to be provided by the Company’s independent auditors for the upcoming fiscal year. The policy prohibits the Company’s independent accountant from providing certain services described in the policy as prohibited services. The Audit Committee approved all of the estimated fees described below under the heading “External Audit Fees.”
     External Audit Fees

	2004	2003

Audit Fees	$1,256,400	$573,300
Audit-Related Fees	89,550	74,300
Tax Fees	103,200	90,235
All Other Fees	0	284,300

Total	$1,449,150	$1,022,135

Audit Fees
      Audit fees consist of fees billed for professional services rendered for the integrated audit of the Company’s Consolidated Financial Statements and on management’s assessment and effectiveness of internal control over financial reporting (2004 only) and review of the interim consolidated financial statements included in quarterly reports and audits in connection with statutory requirements. In addition, the 2004 amount includes $145,000 for procedures related to the Company’s stock offering (Form S-3) and related comfort letters.
Audit-Related Fees
      Audit-related services principally include the audit of financial statements of the Company’s employee benefit plans and accounting assistance and advisory services related to the Sarbanes-Oxley Act of 2002.
Tax Fees
      Tax fees include corporate tax compliance, tax advice and tax planning.
All Other Fees
      All other fees for 2003 consisted of due diligence with regard to the Company’s refinancing and services in support of the Company’s litigation matters. The fees and services in support of the Company’s litigation matters were concluded in 2003.
SHAREHOLDER PROPOSALS
      We must receive by November 28, 2005, any proposal of a shareholder intended to be presented at the 2006 annual meeting of Brush Engineered Materials’ shareholders and to be included in our proxy, notice of meeting and proxy statement related to the 2006 annual meeting pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934. These proposals should be submitted by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Exchange Act in connection with the 2006 annual meeting must be received by us on or before the date determined in accordance with our code of regulations or they will be considered untimely under Rule 14a-4(c) of the Exchange Act. Under our code of regulations, proposals generally must be received by us no fewer than 60 and no more than 90 days before an annual meeting. However, if the date of a meeting is more than ten days from the anniversary of the previous year’s meeting and we do not give notice of the meeting at least 75 days in advance, proposals must be received within ten days from the date of our notice. Our proxy related to the 2006 annual meeting of Brush Engineered Materials’ shareholders will give discretionary authority to the proxy holders to vote with respect to all proposals submitted outside the processes of Rule 14a-8 received by us after the date determined in accordance with our code of regulations.
OTHER MATTERS
      We do not know of any matters to be brought before the meeting except as indicated in the notice. However, if any other matters properly come before the meeting for action of which we did not have notice prior to March 1, 2005, or that applicable laws otherwise permit proxies to vote on a discretionary basis, it is intended that the person authorized under solicited proxies may vote or act thereon in accordance with his own judgment.

By order of the Board of Directors, Brush Engineered Materials Inc. Michael C. Hasychak Secretary
Cleveland, Ohio
March 16, 2005

PROXY	PROXY

BRUSH ENGINEERED MATERIALS INC.

Solicited on Behalf of the Board of Directors

The undersigned appoints Gordon D. Harnett, or if he is unable or unwilling to act, then Michael C. Hasychak, with full power of substitution, to vote and act for and in the name of the undersigned as fully as the undersigned could vote and act if personally present at the annual meeting of shareholders of Brush Engineered Materials Inc. to be held on May 3, 2005 and at any adjournment or postponement thereof:

The Board of Directors recommends a vote “FOR” all nominees in Proposal 1.

    The shares represented by this proxy will be voted as directed or, if directions are not indicated, will be voted “FOR” the election of directors.

(Comments/Change of Address)

(If you have written in the above space, please mark the corresponding box on the reverse side.)

................................................................................................................................................................ ...................................................
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BRUSH ENGINEERED MATERIALS INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

	For	Withhold	For All		Discretionary	Authority
	All	All	Except		Granted	Withheld

1. Election of the following Directors: Albert C. Bersticker William G. Pryor N. Mohan Reddy, Ph.D.	☐	☐	☐	2. In accordance with his judgment upon any other matter properly presented.	☐	☐

The Board of Directors unanimously recommends a vote FOR ALL the above nominees.			Comments/ Change of Address	☐

Nominee Exception

Date: ___________________ , 2005

Signature

Signature

Title

NOTE: Please sign exactly as the name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such.

...

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CONFIDENTIAL VOTING INSTRUCTIONS

To Fidelity Management Trust Company, Trustee Under the Brush Engineered Materials Inc.

PAYSOP

Pursuant to section 6.8 of the Brush Engineered Materials Inc. Savings and Investment Plan, the undersigned, as a participant in the Plan, hereby directs the Trustee to vote (in person or by proxy) all shares of Common Stock of Brush Engineered Materials Inc. credited to the undersigned’s PAYSOP Contribution Account under the Plan on the record date for the annual meeting of shareholders of Brush Engineered Materials Inc. to be held on May 3, 2005 and at any adjournment or postponement thereof, on the following matters as checked below.

The Board of Directors recommends a vote “FOR” all nominees in Proposal 1.

    This confidential voting instructions card will be seen only by authorized personnel of the Trustee. The shares represented by this card will be voted as directed, or if directions are not indicated but this card is executed and returned, will be voted “FOR” the election of directors.

(Comments/Change of Address)

(If you have written in the above space, please mark the corresponding box on the reverse side.)

................................................................................................................................................................ ...................................................
           FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL

BRUSH ENGINEERED MATERIALS INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

	For	Withhold	For All		Discretionary	Authority
	All	All	Except		Granted	Withheld

1. Election of the following Directors: Albert C. Bersticker William G. Pryor N. Mohan Reddy, Ph.D.	☐	☐	☐	2. In accordance with his judgment upon any other matter properly presented.	☐	☐

The Board of Directors unanimously recommends a vote FOR ALL the above nominees.			Comments/ Change of Address	☐

Nominee Exception

Date: ___________________ , 2005

Signature

Signature

Title

NOTE: Please sign exactly as the name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such.

...

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CONFIDENTIAL VOTING INSTRUCTIONS

To Fidelity Management Trust Company, Trustee Under the Brush Engineered Materials Inc.

Savings and Investment Plan.

Pursuant to section 6.8 of the Brush Engineered Materials Inc. Savings and Investment Plan, the undersigned, as a participant in the Plan, hereby directs the Trustee to vote (in person or by proxy) all shares of Common Stock of Brush Engineered Materials Inc. credited to the undersigned’s account (other than shares credited under the PAYSOP Contribution Account) under the Plan on the record date for the annual meeting of shareholders of Brush Engineered Materials Inc. to be held on May 3, 2005 and at any adjournment or postponement thereof, on the following matters as checked below.

The Board of Directors recommends a vote “FOR” all nominees in Proposal 1.

    This confidential voting instructions card will be seen only by authorized personnel of the Trustee. The shares represented by this card will be voted as directed, or if directions are not indicated but this card is executed and returned, will be voted “FOR” the election of directors.

(Comments/Change of Address)

(If you have written in the above space, please mark the corresponding box on the reverse side.)

................................................................................................................................................................ ...................................................
           FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL

BRUSH ENGINEERED MATERIALS INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

	For	Withhold	For All		Discretionary	Authority
	All	All	Except		Granted	Withheld

1. Election of the following Directors: Albert C. Bersticker William G. Pryor N. Mohan Reddy, Ph.D.	☐	☐	☐	2. In accordance with his judgment upon any other matter properly presented.	☐	☐

The Board of Directors unanimously recommends a vote FOR ALL the above nominees.			Comments/ Change of Address	☐

Nominee Exception

Date: ___________________ , 2005

Signature

Signature

Title

NOTE: Please sign exactly as the name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such.

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FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL